Exhibit 10.2

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”), dated as of December 21, 2023 (the “Effective Date”), is entered into by and between Vivos Inc, a Delaware corporation (the “Company”), and _______ (the “Warrant Holder”).

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WHEREAS, the Warrant Holder is the beneficial holder of a Series B warrant, dated June 30, 2022, to purchase _____________ shares (the “Warrant”) of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, with an exercise price of $.08 and an expiration date of June 30, 2025.

WHEREAS, the Warrant Holder desires, and the Board of Directors of the Company deems it advisable and in the best interest of the Company and the Warrant Holder, to exchange _________ Warrants for a total of ________Common Stock Shares (the “Exchange Shares”).

WHEREAS the Company will issue a replacement Warrant Certificate for the retained __________ warrants with an amended exercise price of $.075 and expiration date of December 31, 2027.

WHEREAS the Company is effectuating the Exchange for valid corporate purposes.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Warrant Holder agree as follows:

AGREEMENT

Section 1. Exchange of Securities. The Company shall issue to the Designees (as defined below), pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the right, title and interest to the Exchange Shares in exchange for the receipt by the Company of the Warrants. Within three (3) business days following the date hereof, the Company shall cause its transfer agent to issue the Exchange Shares to the Warrant Holder.

Section 2. Representations and Warranties.

(a) The Warrant Holder hereby represents, warrants and covenants to the Company as of the Effective Date as follows:

(i) the Warrant Holder is the beneficial owner of the Warrants, free and clear of all claims, liens, encumbrances, charges and assessments of any kind whatsoever;

(ii) the Warrant Holder has the legal capacity, power and authority to enter into and perform all of the Warrant Holder’s obligations under this Agreement;

(iii) there are no agreements, arrangements or understandings affecting the transfer or ownership of the Warrant;

(iv) this Agreement has been duly and validly executed and delivered by the Warrant Holder and constitutes a valid and binding agreement of the Warrant Holder, enforceable against the Warrant Holder in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally;

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(v) from time to time, at the request of the Company and without further consideration, the Warrant Holder shall execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement;

(vi) the Warrant Holder is able to bear the economic risk of holding the Exchange Shares to be issued to the Warrant Holder hereunder for an indefinite period, has a preexisting business relationship with the Company, its officers and directors, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of an investment in such shares and the capacity to protect its own interests in connection with the Exchange; and

(b) The Company hereby represents, warrants and covenants to the Warrant Holder as of the Effective Date as follows:

(i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii) it has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby;

(iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

(iv) upon issuance pursuant to the terms of this Agreement, the Exchange Shares shall be duly and validly authorized and issued, fully paid and non-assessable, and the Warrant Holder will acquire such Exchange Shares free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, other than any of the foregoing created by the Warrant Holder;

(v) this Agreement constitutes the valid and binding obligation of the Company and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally.

Section 3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

Section 4. Assignment; Binding Effect; Benefits. This Agreement is not assignable without the written consent of each of the other parties hereto. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

Section 5. Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto which specifically states that it is amending this Agreement.

Section 6. Counterparts. This Agreement may be executed in counterparts or in facsimiles, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 7. Notice. All notices and other communications made under this Agreement shall be in writing and shall be mailed by registered or certified mail or an internationally reputable overnight carrier, postage prepaid, or delivered by hand.

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IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

Company:

Vivos, inc.

Name:	Michael K. Korenko
Title:	President and CEO

Warrant holder:

Name:
Title:

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